UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2012

Casella Waste Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane Rutland, Vermont		05701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (802) 775-0325

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 20, 2012, Casella Waste Systems, Inc. (the “Company”) entered into a second amendment (the “Second Amendment”) to and consent under its senior secured first lien credit facility (the “Senior Credit Facility”) with Bank of America, N.A., as Administrative Agent and Lender, and the other requisite lenders under the Senior Credit Facility. The Second Amendment provides that the Company may use up to $50 million of revolver proceeds under the Senior Credit Facility to purchase or redeem the Company’s 11% Senior Second Lien Notes due 2014 (CUSIP Number 147448AD6) (the “Second Lien Notes”) and to pay for any interest, fees, premium or other amounts in connection with the refinancing of the Second Lien Notes, subject to the terms and conditions to such use, as described in the Second Amendment, including that the Company must refinance at least $175 million of Second Lien Notes.

The Second Amendment contains additional modifications, including increasing the basket for senior subordinated debt from $350 million to $450 million.

Pursuant to the Second Amendment, certain financial covenants of the Company are amended effective upon the offer by the Company to purchase at least $175 million of Second Lien Notes. The new financial covenants are described below (with the capitalized terms used below having the meanings set forth in the Senior Credit Facility):

Minimum Interest Coverage Ratio. The Company and the other co-borrowers shall not permit the ratio of (a) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters then ending to (b) Consolidated Total Interest Expense for such period to be less than the ratio set forth below opposite such fiscal quarter:

Four Fiscal Quarters Ending	Minimum Interest Coverage Ratio
October 31, 2012 through January 31, 2013	2.00:1.00
April 30, 2013	2.15:1.00
July 31, 2013 through January 31, 2014	2.25:1.00
April 30, 2014 and thereafter	2.50:1.00

Maximum Consolidated Total Funded Debt to Consolidated EBITDA. The Company and the other co-borrowers shall not permit the ratio of (a) Consolidated Total Funded Debt as of such date to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters then ending to exceed the ratio set forth below opposite such fiscal quarter; provided, however, that for each fiscal quarter ending on or after the date on which the Borrowers have consummated the New Equity Raise (of $60 million (excluding up to $50 million as part of the Transactions)), each of the ratios set forth below shall be reduced by 50 basis points:

Four Fiscal Quarters Ending	Maximum Consolidated Total Funded Debt to Consolidated EBITDA
October 31, 2012 through January 31, 2013	5.75:1.00
April 30, 2013 through January 31, 2014	5.50:1.00
April 30, 2014 through January 31, 2015	5.25:1.00
April 30, 2015 through January 31, 2016	4.75:1.00
April 30, 2016 and thereafter	4.50:1.00

Notwithstanding the foregoing, solely for the purposes of calculating Consolidated Total Funded Debt to Consolidated EBITDA pursuant to this Section 7.11(b), neither Excluded Interim Sub Debt nor Excluded Interim Second Lien Debt shall be included in Consolidated Total Funded Debt during any period in which (and for so long as) such Excluded Interim Sub Debt or Excluded Interim Second Lien Debt is properly designated as such under and in accordance with Section 7.03(k) or the Second Amendment, as applicable.

Maximum Consolidated Senior Funded Debt to Consolidated EBITDA. The Company and the other co-borrowers shall not permit the ratio of (a) Consolidated Senior Funded Debt as of such date to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters then ending to exceed the ratio set forth below opposite such fiscal quarter:

Four Fiscal Quarters Ending	Maximum Consolidated Senior Funded Debt to Consolidated EBITDA
October 31, 2012 and thereafter	2.75:1.00

Maximum Capital Expenditures. The capital expenditures covenant is not modified. It provides that during any fiscal year and tested at the end of each fiscal year, the Borrowers and Non-Borrower Subsidiaries shall not make any Capital Expenditure (or become legally obligated to make such expenditures during such fiscal year) other than Capital Expenditures for properties and assets used in the operation of the Borrowers’ or Non-Borrowers’ business not exceeding 1.5 times the sum of the Borrowers’ and the Non-Borrower Subsidiaries’ consolidated depreciation expenses, depletion expenses and landfill amortization expenses in such fiscal year.”

The Second Amendment also modifies the definition of Consolidated Adjusted Net Income by adding (i) an add back for cash charges in connection with severance and reorganization up to $3 million from the closing date of the Senior Credit Facility, and (ii) an add back for non-cash charges associated with interest rate derivatives deemed to be ineffective. The Second Amendment also amends the definition of Consolidated Total Interest Expense to provide for an exclusion for non-cash interest expenses associated with interest rate derivatives. In addition, the Second Amendment decreases from $182.5 million to $100 million the amount of additional funding commitments that the Company may add to the Senior Credit Facility, subject to the terms of the Senior Credit Facility.

Item 7.01 Regulation FD Disclosure.

The Company is disclosing under Item 7.01 of this Current Report on Form 8-K the information included as Exhibit 99.4. Certain of this information has not previously been made publicly available by the Company and may be deemed to be material. The information included in Exhibit 99.4 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

Tender Offer

On September 24, 2012, the Company announced that it commenced a cash tender offer (the “Tender Offer”) and consent solicitation (the “Consent Solicitation,” and together with the Tender Offer, the “Offer”) for any and all of its Second Lien Notes. The Offer will expire at 11:59 p.m., New York City time, on October 22, 2012, unless extended.

A copy of the Company’s press release announcing the Offer is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The information contained in Item 8.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 are for information purposes only and do not constitute an offer to purchase the Second Lien Notes or a solicitation of consents to amend the indenture governing such notes.

Notes Offering

On September 24, 2011, the Company announced that it intends to offer $135 million aggregate principal amount of senior subordinated notes due 2019 (the “Notes”). The Notes are being offered in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States under Regulation S under the Securities Act. The Notes have not been registered under the Securities Act, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

A copy of the Company’s press release announcing the offering of the Notes is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference. Neither this Current Report on Form 8-K nor the press release attached hereto as Exhibit 99.2 hereto shall constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Public Offering of Class A Common Stock

On September 24, 2011, the Company announced that it has commenced an underwritten public offering of shares of its Class A common stock (the “Shares”). A copy of the Company’s press release announcing the offering of the Shares is attached to this Current Report on Form 8-K as Exhibit 99.3 and is incorporated herein by reference. Neither this Current Report on Form 8-K nor the press release attached hereto as Exhibit 99.3 shall constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any sale of the Shares in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Risk Factor

The Company is filing the below risk factor for the purpose of updating the risk factor disclosure contained in its public filings, including those discussed under the caption “Risk Factors” in its Annual Report on Form 10-K for the year ended April 30, 2012, which was filed with the Securities and Exchange Commission on June 28, 2012.

If variable rate bonds issued by the Finance Authority of Maine become taxable, they may become subject to mandatory redemption, and the proceeds of our sale of our Maine Energy facility will not be sufficient to fund such redemption.

On December 28, 2005, we completed a $25.0 million financing transaction involving the issuance of bonds by the Finance Authority of Maine, which we refer to as the Authority. Pursuant to a Financing Agreement, dated as of December 1, 2005, by and between us and the Authority, we borrowed the proceeds of the bonds to pay for certain costs relating to landfill development and construction, other infrastructure improvements, and machinery and equipment for solid waste disposal operations owned and operated by us, or a related party, all located in Maine, and the issuance of the bonds.

On February 1, 2012, we remarketed $21.4 million aggregate principal amount of the original $25.0 million bonds. The remaining $3.6 million of outstanding bonds (referred to as the variable rate bonds) remain as variable rate bonds secured by a letter of credit issued under our Senior Credit Facility. The bonds will mature on January 1, 2025 (unless redeemed earlier).

We have entered into a purchase and sale agreement to sell our Maine Energy facility, and we will need to obtain an opinion of, or further assurances from, bond counsel that the sale will not adversely affect the tax exempt status of the variable rate bonds in the amount of $3.6 million. If such bonds become taxable, they may become subject to mandatory redemption, and the proceeds of the sale of our Maine Energy facility will not be sufficient to fund such redemption.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASELLA WASTE SYSTEMS, INC.

Date: September 24, 2012	By:	/s/ Edwin D. Johnson
		Name:	Edwin D. Johnson
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Casella Waste Systems, Inc. dated September 24, 2012.

99.2	Press release of Casella Waste Systems, Inc. dated September 24, 2012.

99.3	Press release of Casella Waste Systems, Inc. dated September 24, 2012.

99.4	Information of Casella Waste Systems, Inc.